EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Prices Public Offering of $100.0 Million 4.25% Unsecured Notes Due 2026

NEW YORK, March 19, 2021 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced that it has priced an underwritten public offering of $100.0 million in aggregate principal amount of its 4.25% unsecured notes due 2026. The notes will mature on April 1, 2026 and may be redeemed in whole or in part at PennantPark Floating Rate Capital Ltd.’s option at any time at par plus a make-whole premium, if applicable, provided that the notes may be redeemed at par three months prior to their maturity. The offering is expected to close on March 23, 2021, subject to customary closing conditions.

Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc. and Truist Securities, Inc. are acting as joint book-running managers for this offering. JMP Securities LLC and Ladenburg Thalmann & Co. Inc. are acting as co-managers for this offering.

PennantPark Floating Rate Capital Ltd. expects to use the net proceeds from selling securities from this offering to reduce outstanding obligations under its credit facility, to invest in new or existing portfolio companies or for other general corporate or strategic purposes.

Other Information
Investors are advised to carefully consider the investment objectives, risks, charges and expenses of PennantPark Floating Rate Capital Ltd. before investing. The pricing term sheet dated March 18, 2021, the preliminary prospectus supplement dated March 18, 2021 and the accompanying prospectus dated January 29, 2020, each of which have been filed with the Securities and Exchange Commission (the “SEC”), contain this and other information about PennantPark Floating Rate Capital Ltd. and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of PennantPark Floating Rate Capital Ltd. and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

PFLT’s shelf registration statement is on file and has been declared effective by the SEC. The offering may be made only by means of a preliminary prospectus supplement and an accompanying prospectus. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents PFLT has filed with the SEC for more complete information about PFLT and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, you may obtain copies of the preliminary prospectus supplement and the accompanying prospectus from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 1-212-902-9316 or email: prospectus-ny@ny.email.gs.com; Keefe, Bruyette & Woods, A Stifel Company, Attn: Prospectus Department, 787 Seventh Avenue, Fourth Floor, New York, NY 10019, telephone: 1-800-966-1559, facsimile: 1-212-581-1592 or email: USCapitalMarkets@kbw.com; and Truist Securities Inc., Attn: Prospectus Department, 303 Peachtree Road, Atlanta, GA 30308, telephone: 1-800-685-4786 or email: TSIDocs@Truist.com. You are advised to obtain a copy of the prospectus supplement and accompanying prospectus and to carefully review the information contained or incorporated by reference therein before making any investment decision.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $4.3 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com